SCHEDULE 14A INFORMATION

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

ISLE OF CAPRI CASINOS, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total Fee Paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing:

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration No.:

(3)	Filing Party:

(4)	Date Filed:

ISLE OF CAPRI CASINOS, INC.

1641 POPPS FERRY ROAD

BILOXI, MISSISSIPPI 39532

(228) 396-7000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on Friday, October 7, 2005

The 2005 Annual Meeting of Stockholders of Isle of Capri Casinos, Inc. will be held at Isle of Capri Casino & Hotel, 1777 Isle Parkway, Bettendorf, Iowa, on Friday, October 7, 2005 at 9:00 a.m., Central Time, for the following purposes:

(1)	To elect seven persons to the Board of Directors;

(2)	To approve an amendment to our 2000 Long-Term Stock Incentive Plan to increase the number of shares of our common stock available for issuance thereunder by 1,000,000 shares;

(3)	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2006; and

(4)	To transact such other business as may properly come before the Annual Meeting.

The record date for the determination of stockholders entitled to vote at the Annual Meeting, or any adjournments or postponements thereof, is the close of business on August 26, 2005. A stockholder list will be available for examination for any purpose germane to the meeting, during ordinary business hours at our principal executive offices, located at 1641 Popps Ferry Road, Biloxi, Mississippi 39532 for a period of 10 days prior to the meeting date. Additional information regarding the matters to be acted on at the Annual Meeting can be found in the accompanying Proxy Statement.

Your vote is very important to us. Whether or not you plan to attend the meeting in person, your shares should be represented and voted. After reading the accompanying Proxy Statement, please complete, sign, date, and promptly return the proxy card in the self-addressed envelope that we have included for your convenience. No postage is required if it is mailed in the United States. Submitting the proxy card will not preclude you from voting in person at the Annual Meeting, should you decide to attend.

BY ORDER OF THE BOARD OF DIRECTORS,

Bernard Goldstein
Chairman and Chief Executive Officer

Biloxi, Mississippi

August 22, 2005

Please Mark, Sign, Date and Return Your Proxy in the Enclosed Envelope

or Vote by Telephone or on the Internet

ISLE OF CAPRI CASINOS, INC.

1641 POPPS FERRY ROAD

BILOXI, MISSISSIPPI 39532

(228) 396-7000

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

OCTOBER 7, 2005

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Isle of Capri Casinos, Inc., a Delaware corporation, of proxies for use at the 2005 Annual Meeting of Stockholders to be held on Friday, October 7, 2005, beginning at 9:00 a.m., Central Time, at the Isle of Capri Casino & Hotel, 1777 Isle Parkway, Bettendorf, Iowa, and at any adjournment(s) of the Annual Meeting. Isle of Capri Casinos, Inc., together with its subsidiaries, is referred to herein as the “Company,” unless the context indicates otherwise.

Our principal executive offices are located at 1641 Popps Ferry Road, Biloxi, Mississippi 39532. A copy of our 2005 Annual Report to Stockholders, this Proxy Statement, and accompanying proxy card are first being mailed to our stockholders on or about September 2, 2005.

QUESTIONS AND ANSWERS

On what am I being asked to vote?

At the Annual Meeting, the Company’s stockholders will be asked to vote on the following proposals:

1.	To elect seven persons to the Board of Directors;

2.	To approve an amendment to our 2000 Long-Term Stock Incentive Plan (the “2000 Plan”) to increase the number of shares of our common stock available for issuance thereunder by 1,000,000 shares; and

3.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year ending April 30, 2006.

The stockholders may also transact any other business that may properly come before the meeting.

Who is entitled to vote at the Annual Meeting?

The record date for the Annual Meeting is August 26, 2005, and only stockholders of record at the close of business on that date may vote at and attend the Annual Meeting.

What constitutes a quorum for the purposes of voting?

A majority of the shares of the Company’s common stock outstanding, represented in person or by proxy at the Annual Meeting, will constitute a quorum for the purpose of transacting business at the Annual Meeting. As of August 17, 2005, there were 33,554,889 shares of the Company’s common stock outstanding of which 3,541,427 shares were held by the Company as treasury shares and do not vote.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present during the meeting, we may adjourn the meeting. In addition, in the event that there are not sufficient votes for approval of any of the matters to be voted upon at the meeting, the meeting may be adjourned in order to permit further solicitation of proxies.

How many votes do I have?

Each outstanding share of the Company’s common stock entitles its owner to one vote on each matter that comes before the meeting. The proxy card indicates the number of shares of the Company’s common stock that you owned as of the record date, August 26, 2005.

How many votes are needed to approve each item?

Provided a quorum is present, directors will be elected by the affirmative vote of a plurality of the votes present in person or represented by proxy at the Annual Meeting and cast for the election of directors. Stockholders are not allowed to cumulate their votes for the election of directors.

Approval of the amendment to the 2000 Plan will require an affirmative vote of the holders of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote, provided a quorum is present.

Approval of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2006 will require an affirmative vote of the holders of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote, provided a quorum is present.

In each case, abstentions will be treated as shares that are present or represented and entitled to vote for the purpose of determining the presence of a quorum, but will be treated as not voting. Accordingly, abstentions will have no effect on the number of votes necessary to elect directors, approve the amendment to the 2000 Plan or to ratify the selection of the Company’s independent registered public accounting firm.

What if my stock is held by a broker?

In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy, so called “broker non-votes,” those shares will not be treated as present or represented and entitled to vote for purposes of determining the presence of a quorum and will not be treated as present or represented and voting for purposes of determining the number of votes necessary for the approval of any matter on which they do not have discretionary authority to vote.

How do I vote?

You may vote by mail, telephone, on the Internet or in person at the Annual Meeting. If voting by mail, complete and sign the enclosed proxy card and return it in the enclosed envelope. If voting by telephone or on the Internet, follow the instructions printed on the proxy card. If you vote by telephone or on the Internet, the proxy card does not need to be mailed in. Whether or not you plan to attend the meeting, we encourage you to vote by telephone or Internet or to complete, sign, date and promptly return your proxy card in the enclosed envelope, which requires no postage if mailed in the United States. One of the individuals named on the proxy card will vote your shares as directed by you on the proxy card. If no specific selections are made, one of the individuals named on your proxy card will vote your shares as follows:

1.	For the election of the directors recommended by the Board of Directors;

2.	For the approval of the amendment to our 2000 Long-Term Stock Incentive Plan to increase the number of shares of our common stock available for issuance thereunder by 1,000,000 shares;

3.	For the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2006; and

4.	In their discretion, upon such other business as may properly come before the meeting.

Can I change my vote after I have submitted my proxy?

Yes, a stockholder who has submitted a proxy may revoke it at any time prior to its use by:

1.	Delivering a written notice to the Secretary;

2.	Executing a later-dated proxy; or

3.	Attending the Annual Meeting and voting in person.

A written notice revoking the proxy should be sent to the Company’s Secretary at the following address:

Gregory D. Guida

Senior Vice President of Development and Legal Affairs and Secretary

Isle of Capri Casinos, Inc.

1641 Popps Ferry Road

Biloxi, Mississippi 39532

How will the votes be tabulated at the meeting?

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the Annual Meeting, and such election inspectors will determine whether or not a quorum is present.

Will the Company solicit proxies in connection with the Annual Meeting?

Yes, the Company will solicit proxies in connection with the Annual Meeting. We will bear all costs of soliciting proxies including charges made by brokers and other persons holding stock in their names or in the names of nominees for reasonable expenses incurred in sending proxy material to beneficial owners and obtaining their proxies. In addition to solicitation by mail, our directors, officers, and employees may solicit proxies personally and by telephone, facsimile and email, all without extra compensation. We have retained D. F. King & Co., Inc. to assist in the solicitation of proxies. The fee to be paid for such services will be borne by us and is not expected to exceed $3,000 plus reasonable expenses.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

We currently have seven directors. The Board of Directors has determined that it is in the Company’s best interest, and has resolved, to propose to the stockholders that seven directors be elected to serve until the next Annual Meeting of Stockholders. Each director holds office until his successor is elected and qualified or until his earlier death, resignation, removal, or disqualification.

The seven nominees for whom the enclosed proxy is intended to be voted are set forth below. All nominees are now serving as our directors. Each of these nominees has indicated his willingness to serve if elected. The Board of Directors has no reason to believe that any of these nominees will be unavailable for election, but if such a situation should arise, the proxy will be voted in accordance with the best judgment of the proxyholder for such person or persons as may be designated by the Board of Directors, unless the stockholder has directed otherwise.

Name	Age	Position(s)
Bernard Goldstein	76	Chairman, Chief Executive Officer, and Director
Robert S. Goldstein	50	Director
Emanuel Crystal	78	Director
Alan J. Glazer	64	Director
W. Randolph Baker	58	Director
Jeffrey D. Goldstein	52	Director
John G. Brackenbury	69	Director

Bernard Goldstein has been our Chairman of the Board since June 1992 and our Chief Executive Officer since September 1995. From June 1992 until February 1993, and from September 1995 to December 1995, Mr. Goldstein was also our President. Mr. Goldstein has been active in the development of the riverboat gaming industry in a number of states and was Chairman of the Board of Steamboat Development Corporation and Steamboat Southeast, Inc. (the “Steamboat Companies”), which were involved in the first legalized riverboat gaming ventures in the United States. In addition to his involvement in the riverboat gaming industry, Mr. Goldstein has been involved in scrap metal recycling since 1951 and barge-line transportation since 1960. Mr. Goldstein is the father of Robert S. Goldstein and Jeffrey D. Goldstein.

Robert S. Goldstein has been a director since February 1993. Mr. Goldstein is the Chairman, Chief Executive Officer and President of Alter Trading Corporation, a company engaged in the business of scrap metal recycling, and has been associated with that company since 1977. Additionally, Mr. Goldstein was a director, officer, and stockholder of the Steamboat Companies and has been an officer of several affiliated companies engaged in river transportation, stevedoring and equipment leasing since 1980. Mr. Goldstein is the son of Bernard Goldstein and the brother of Jeffrey D. Goldstein.

Emanuel Crystal has been a director since October 1993, and is currently the Chief Executive Officer of Jackson Iron & Metal Company, Inc. in Jackson, Mississippi. He has held that position for over five years and has served in various positions with that company since 1949.

Alan J. Glazer has been a director since November 1996, and is currently the Managing Principal of Morris Anderson & Associates, Ltd., a management consulting firm. Mr. Glazer also serves as a director of Goldstein Group, Inc. a private company owned by Bernard Goldstein and members of his family.

W. Randolph Baker has been a director since September 1997. Mr. Baker is currently Executive Director of the Shelby County Schools Education Foundation, a nonprofit organization dedicated to enhancing the quality of K-12 education in Shelby County, Tennessee. Before entering the non-profit sector in the spring of 2004, Mr. Baker served as Vice Chairman and Chief Executive Officer of Thompson Baker & Berry, a regional public relations and public affairs firm located in Memphis, Tennessee. He held that position from June 1996 through the spring of 2004. Previously, Mr. Baker served as Visiting Professor of Gaming Studies in the College of Business at the University of Nevada, Reno, and as Director of Public Affairs for The Promus Companies Incorporated, then a holding company for casino and hotel brands.

Jeffrey D. Goldstein has been a director since October 2001. Mr. Goldstein is Chairman and President of Alter Company and its related barge and other transportation entities. Mr. Goldstein has been associated with Alter Company for over thirty years, serving in various management roles. Additionally, Mr. Goldstein was a director, officer, and stockholder of the Steamboat Companies. Mr. Goldstein is the son of Bernard Goldstein and the brother of Robert S. Goldstein.

John G. Brackenbury, C.B.E. has been a director since January 2004. Mr. Brackenbury, who has over 40 years of experience in the leisure sector in the United Kingdom, is involved in numerous organizations. Mr. Brackenbury has served as chairman of Business in Sport & Leisure since 1985 and as chairman of Brackenbury Leisure Limited since 1996. He has also served as chairman of People 1st since 1997 and has served as chairman of Avanti Communication Ltd. since 2002. Mr. Brackenbury is a non-executive director of SFI Holdings Limited since 1998, a director of Springboard Charitable Trust since 1999, a director of Active Media Capital Ltd since 2000 and a director of Brewing Research Foundation since 2002. From November 1996 to December 2003, he was Chairman of Pubmaster Limited which was one of the United Kingdom’s leading independent pub operations. Mr. Brackenbury previously served as a non-executive director of Holsten (UK) Limited, Hotel & Catering Training Company, Western Wines Limited and Aspen Group Plc and as an executive director of Brent Walker Group, Plc.

The Board of Directors recommends that the stockholders vote “FOR” the election of each nominee for director named above.

Information Regarding the Board and Committees of the Board

The Board of Directors has three standing committees: the Stock Option and Compensation Committee, the Audit Committee, and the Nominating Committee. During the fiscal year ended April 24, 2005, which we refer to as “fiscal 2005,” the Board of Directors met 11 times, the Stock Option and Compensation Committee met nine times, the Audit Committee met 12 times and the Nominating Committee met nine times. During fiscal 2005, all directors attended at least 75% of the Board meetings and meetings of committees of the Board on which they served. Directors are expected to attend each Annual Meeting of Stockholders. Each member of the current Board of Directors that was a member of the Board in April 2004 attended last year’s Annual Meeting.

Messrs. Emanuel Crystal, Alan J. Glazer, W. Randolph Baker and John G. Brackenbury are members of the Stock Option and Compensation Committee. Mr. Crystal acts as chairman of the Stock Option and Compensation Committee. The Stock Option and Compensation Committee acts as an advisory committee to the full Board with respect to compensation of our executive officers and other key employees, including administration of the stock option plan, option grants, and bonuses. Additional information regarding the policies of the Committee is set forth in the “Stock Option and Compensation Committee Report on Executive Compensation” included in this Proxy Statement. In accordance with Nasdaq Rule 4350(c)(3), each member of the Stock Option and Compensation Committee is “independent” as defined in Nasdaq Rule 4200(a)(15).

Messrs. Alan J. Glazer, Emanuel Crystal, and W. Randolph Baker are members of the Audit Committee. Mr. Glazer acts as chairman of the Audit Committee. The Audit Committee’s responsibilities include recommending to the full Board the selection of our independent registered public accounting firm, reviewing the plan, scope and results of the independent audit, reviewing the fees for the audit services performed, reviewing and pre-approving the fees for the non-audit services to be performed and reviewing all financial statements. Information regarding the functions performed by the Audit Committee during the fiscal year is set forth in the “Report of the Audit Committee,” included in this Proxy Statement. Each member of the Audit Committee is

“independent” as defined in Nasdaq Rule 4200(a)(15). The Board has determined that each member of the audit committee is free from any relationship that would interfere with the exercise of independent judgment as a committee member. The Audit Committee is governed by a written charter approved by the Board of Directors. At the present time, none of the members of the Audit Committee meet the requirements of the definition of an audit committee financial expert under the SEC Rules. The Board believes that the qualifications and experience of its Audit Committee members as described in “Election of Directors” as well as their ability to retain financial advisors and consultants as they deem appropriate affords the members of the Audit Committee sufficient ability and expertise to fulfill their obligations.

Messrs. Alan J. Glazer and Emanuel Crystal are members of the Nominating Committee. Mr. Glazer acts as chairman of the Nominating Committee. The Nominating Committee considers and makes recommendations concerning the size and composition of the Board of Directors, the number of non-executive members of the Board of Directors, and membership of committees of the Board of Directors. As a policy, the Nominating Committee generally does not consider nominees recommended by the Company’s stockholders. In determining the criteria for membership on the Board of Directors, the Nominating Committee considers the skills and personal characteristics required in light of the then-current makeup of the Board and in the context of the perceived needs of the Company at the time, including the following attributes: financial acumen, general business experience, industry knowledge, leadership abilities, high ethical standards and independence. In accordance with Nasdaq Rule 4350(c)(4), Messrs. Alan J. Glazer and Emanuel Crystal are “independent” as defined in Nasdaq Rule 4200(a)(15). The Nominating Committee Charter is posted on the Company’s website at www.islecorp.com under Investor Relations—Corporate Governance.

In addition to the foregoing committees of the Board of Directors, we also maintain a Compliance Committee. Mr. W. Randolph Baker is a member of the Compliance Committee, along with Messrs. Timothy M. Hinkley, Allan B. Solomon, Harry Redmond, Steve DuCharme and Ms. Janice Newman. Mr. Baker acts as chairman, Messrs. Redmond and DuCharme are independent members, and Ms. Newman is the Compliance Officer of the Compliance Committee. The Compliance Committee’s responsibilities include maintaining compliance with the regulatory requirements imposed upon the Company by the jurisdictions in which it operates and evaluating relationships between the Company and persons and entities with whom the Company proposes to do business.

Code of Conduct

As required by Nasdaq Rule 4350(n), the Board of Directors has adopted a Code of Business Conduct that applies to all of the Company’s directors, officers and employees. In addition, the Company has adopted a Code of Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer, controller and others performing similar functions and specifies the legal and ethical conduct expected of such officers. The Company’s Code of Business Conduct and Code of Ethics are posted on the Company’s website at www.islecorp.com under Investor Relations—Corporate Governance.

Executive Sessions

In accordance with Nasdaq Rule 4350(c)(2), the Board currently schedules regular meetings at which only independent directors are present. The executive sessions generally are scheduled in conjunction with each Board meeting at which the members of the Board of Directors meet in person. Executive sessions occur at least twice every fiscal year.

Stockholder Communications with the Board

The board provides a process for stockholders to send communications to the Board or any of the directors, including the independent directors. All such communications must be in writing and shall be addressed to the Corporate Secretary, Isle of Capri Casinos, Inc., 1641 Popps Ferry Road, Biloxi, Mississippi 39532, Attention:

Stockholder Communications. All inquiries will be reviewed by the Secretary who will forward to the Board a summary of all such correspondence and copies of all communications that he determines require the attention of the Board. All communications will be compiled and submitted to the Board or the individual directors on a regular basis unless such communications are considered, in the reasonable discretion of the Secretary, to be improper for submission to the intended recipients. Examples of communications that would be deemed improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company or the Company’s business or communications that relate to irrelevant topics.

Independent Directors

The Board of Directors has determined that the following directors are independent as defined in Nasdaq Rule 4200(a)(15):

W. Randolph Baker

John G. Brackenbury

Emanuel Crystal

Alan J. Glazer

EXECUTIVE OFFICERS

Below is a table that identifies our executive officers, other than Mr. Bernard Goldstein, who is identified in the section entitled “Election of Directors.”

Name	Age	Position(s)
Timothy M. Hinkley	49	President and Chief Operating Officer
Allan B. Solomon	69	Executive Vice President and General Counsel
Rexford A. Yeisley	58	Senior Vice President, Chief Financial Officer, Treasurer, and Assistant Secretary
Robert F. Griffin	45	Senior Vice President of Operations
Gregory D. Guida	40	Senior Vice President of Development and Legal Affairs and Secretary
Lester J. McMackin	41	Senior Vice President of Marketing

Timothy M. Hinkley has been our President and Chief Operating Officer since July 2003. Mr. Hinkley previously served as Senior Vice President of Operations of the Company from April 1997 to July 2003. From May 1992 to April 1997, Mr. Hinkley was General Manager and Vice President of the Isle of Capri Casino Crowne Plaza Resort in Biloxi, Mississippi. From 1990 to 1992, Mr. Hinkley was Vice President of Food and Beverage and Entertainment of Steamboat Development Corporation, a riverboat gaming company in Iowa.

Allan B. Solomon served as a director of the Company from June 1992 to October 2003, served as the Chief Financial Officer and Treasurer of the Company from June 1992 to October 1993, was Chairman of the Executive Committee from January 1993 to April 1995, and was Secretary from June 1992 to July 2003. Mr. Solomon became General Counsel of the Company in May 1994 and became Executive Vice President in April 1995. From 1986 to May 1994, Mr. Solomon was President of Allan B. Solomon, P.A., which was a partner in the Florida law firm of Broad and Cassel.

Rexford A. Yeisley has been our Chief Financial Officer since December 1995 and Senior Vice President since 2001. Mr. Yeisley was Senior Vice President and Chief Financial Officer of Six Flags Theme Parks, Inc. from 1991 to 1995, and from 1987 to 1991, Mr. Yeisley was Vice President and Chief Financial Officer of that company.

Robert F. Griffin has been our Senior Vice President of Operations since November 2004. Prior to his promotion, Mr. Griffin served as Regional Vice President of Operations from March 2003 to November 2004. Mr. Griffin served as Vice President/General Manager at our Black Hawk property from August 2002 to April 2003, the Tunica property from May 2001 to August 2002, the Lake Charles property from May 2000 to May 2001, and at the Vicksburg property from May 1999 to May 2000. Mr. Griffin joined the company as Senior Director of Operations at the Isle of Capri Lake Charles in 1998. Prior to joining the company, Mr. Griffin held several senior management positions with Trump Marina from 1992 to 1998.

Gregory D. Guida has been our Senior Vice President of Development and Legal Affairs and Secretary since July 2003. Mr. Guida has served as Vice President of Development for Isle of Capri since January 1999 and has served as House Counsel since June 1996. Prior to that, from August 1992 to June 1996, Mr. Guida was associated with the Jackson, Mississippi office of the law firm of Phelps Dunbar, L.L.P., where he practiced in that firm’s business and gaming section.

Lester J. McMackin has been our Senior Vice President of Marketing since July 2003. Mr. McMackin has served as Vice President of Marketing since July 2001. Mr. McMackin served as Vice President/General Manager of our Lula, Mississippi property from February 2000 to July 2001, and prior to that was the Senior Director of Marketing at the corporate office from November 1998 to February 2000. Mr. McMackin joined the company as Director of Database Marketing at the corporate office in June 1996. Prior to joining the company, Mr. McMackin worked at Cohen Books as Director of Telemarketing and Sales from November 1995 to June 1996, at Trump Castle as Director of Database Marketing from June 1994 to November 1994, and at Caesars Palace in Atlantic City as Marketing Manager from March 1989 to May 1994.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our equity securities to file reports of ownership of, and transactions in, our equity securities with the Securities and Exchange Commission. Such directors, executive officers, and 10% stockholders also are required to furnish us with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such forms we received, and upon written representations that no other reports were required, with respect to the fiscal year ended April 24, 2005, the Company’s directors, officers and 10% stockholders complied with all applicable Section 16(a) filing requirements except for Bernard Goldstein, Robert F. Griffin and Georgeann J. Taylor who each reported one transaction late.

OWNERSHIP OF OUR CAPITAL STOCK

The following table sets forth information with respect to the beneficial ownership of our common stock as of August 16, 2005 (unless otherwise indicated) by: (1) each director and nominee for director, (2) the individuals named in the Summary Compensation Table (i.e., the Named Executive Officers), (3) all directors and executive officers (including the Named Executive Officers) as a group, and (4) based on information available to us and filings made under Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended, each person known by us to be the beneficial owner of more than 5% of our common stock. Unless otherwise indicated, all persons listed have sole voting and dispositive power over the shares beneficially owned.

Name and Address of 5% Beneficial Owners (1)	Number of Shares of Common Stock Beneficially Owned (2)	Percentage of Outstanding Shares Owned (2)
Jeffrey D. Goldstein (3)	11,571,191	38.5%
Robert S. Goldstein (4)	9,999,868	33.2%
Richard A. Goldstein (5)	9,909,082	33.0%
B.I.J.R.R. Isle, Inc. (6)	8,702,625	29.0%
B.I. Isle Partnership, L.P. (7)	4,502,625	15.0%
Bernard Goldstein (8)	2,383,043	7.8%
Baron Capital Group, Inc. (9)	1,875,800	6.3%
Alter Company (10)	1,516,809	5.1%
Goldstein Group, Inc. (11)	1,516,809	5.1%
W. Randolph Baker (12)	43,000	*
John G. Brackenbury (13)	28,900	*
Emanuel Crystal (14)	82,205	*
Alan J. Glazer (15)	88,000	*
Timothy M. Hinkley (16)	154,126	*
Allan B. Solomon (17)	408,785	1.4%
Rexford A. Yeisley (18)	127,078	*
Robert F. Griffin (19)	44,635	*
All Executive Officers and Directors as a Group (13 persons) (20)	16,199,304	51.8%

*	Less than 1%.

Notes:

(1)	Unless otherwise indicated below, the business address for each member or affiliated entity of the Goldstein family listed below is 2200 Corporate Boulevard N.W., Suite 310, Boca Raton, Florida 33431.
(2)	Calculated pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days of August 16, 2005, are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by any other person listed.
(3)	The number of shares beneficially owned by Jeffrey D. Goldstein includes 8,702,625 shares of which Jeffrey D. Goldstein, as Co-Chairman and Chief Executive Officer of B.I.J.R.R. Isle, Inc. (the sole general partner of each of B.I. Isle Partnership, L.P., Rob Isle Partnership, L.P., Rich Isle Partnership, L.P., and Jeff Isle Partnership, L.P.), has indirect beneficial ownership, 1,516,809 shares held by Alter Company, a wholly owned subsidiary of the Goldstein Group, Inc., of which Jeffrey D. Goldstein, as President, has indirect beneficial ownership, and 34,500 shares issuable upon the exercise of stock options that are exercisable within 60 days. The business address for Jeffrey D. Goldstein is 2117 State Street, Suite 300, Bettendorf, Iowa 52722.

(4)	The number of shares beneficially owned by Robert S. Goldstein includes 8,702,625 shares of which Robert S. Goldstein, as Co-Chairman and Chief Executive Officer of B.I.J.R.R. Isle, Inc., has indirect beneficial ownership and 70,000 shares issuable upon the exercise of stock options that are exercisable within 60 days issued to Robert S. Goldstein. The business address of Robert S. Goldstein is 689 Craig Road, St. Louis, Missouri 63141.
(5)	The number of shares beneficially owned by Richard A. Goldstein includes 8,702,625 shares of which Richard A. Goldstein, as Co-Chairman and Chief Executive Officer of B.I.J.R.R. Isle, Inc., has indirect beneficial ownership. The business address of Richard A. Goldstein is 689 Craig Road, St. Louis, Missouri 63141.
(6)	Shares owned by B.I.J.R.R. Isle, Inc. are reported as beneficially owned by each of Robert S. Goldstein, Richard A. Goldstein and Jeffrey D. Goldstein, each as Co-Chairman and Chief Executive Officer of B.I.J.R.R. Isle, Inc. The number of shares beneficially owned includes 4,502,625 shares, of which B.I.J.R.R. Isle, Inc., as the sole general partner of each of B.I. Isle Partnership, L.P., Rob Isle Partnership, L.P., Rich Isle Partnership, L.P., and Jeff Isle Partnership, L.P., has indirect beneficial ownership. The address for B.I.J.R.R. Isle, Inc. is c/o Michael Newmark, Bryan Cave LLP, 211 N. Broadway, Ste. 3600, St. Louis, Missouri 63102.
(7)	Shares owned by B.I. Isle Partnership, L.P. are reported as beneficially owned by B.I.J.R.R. Isle, Inc., as the sole general partner of B.I. Isle Partnership, L.P., and by each of Robert S. Goldstein, Richard A. Goldstein and Jeffrey D. Goldstein, each as Co-Chairman and Chief Executive Officer of B.I.J.R.R. Isle, Inc. The address for B.I. Isle Partnership is c/o Michael Newmark, Bryan Cave LLP, 211 N. Broadway, Ste. 3600, St. Louis, Missouri 63102.
(8)	The number of shares beneficially owned by Bernard Goldstein includes 1,516,809 shares held by Alter Company, a wholly owned subsidiary of Goldstein Group, Inc. of which Bernard Goldstein, as Chairman, has indirect beneficial ownership, 337,640 shares in a trust of which his wife is trustee and he is the beneficiary, 50,000 shares in a family private foundation of which he is President, 454,118 shares issuable upon the exercise of stock options that are exercisable within 60 days issued to Bernard Goldstein and 24,476 shares held in the Bernard Goldstein Retirement Plan.
(9)	As reflected on a Schedule 13G filed on February 14, 2005 by Baron Capital Group, Inc. and its affiliates as members of a group with respect to their holdings as of December 31, 2004. Of the 1,875,800 shares, BAMCO, Inc. beneficially owns 1,770,000 shares and Baron Capital Management, Inc. beneficially owns 105,800 shares; each of these holders are registered investment advisers. Baron Capital Group, Inc. and its affiliates are headquartered at 767 Fifth Avenue, New York, New York 10153.
(10)	Shares owned by Alter Company are reported as beneficially owned by each of the Goldstein Group, Inc. which owns 100% of the shares of Alter Company, Bernard Goldstein, as Chairman of the Goldstein Group, Inc. and Jeffrey Goldstein as President of Alter Company. The address for Alter Company is 2117 State Street, Suite 300, Bettendorf, Iowa 52722.
(11)	Goldstein Group, Inc. owns 100% of the shares of the Alter Company and Alter Trading Corporation. The Goldstein Group, Inc. has no direct ownership of shares of Isle of Capri Casinos, Inc., its holdings are indirect through Alter Company. The address for Goldstein Group, Inc. is 2117 State Street, Suite 300, Bettendorf, Iowa 52722.
(12)	Includes 28,000 shares issuable upon exercise of stock options that are exercisable within 60 days.
(13)	Includes 24,500 shares issuable upon exercise of stock options that are exercisable within 60 days.
(14)	Includes 59,205 shares issuable upon exercise of stock options that are exercisable within 60 days and 2,000 shares owned by Emanuel Crystal’s wife.
(15)	Includes 42,000 shares issuable upon exercise of stock options that are exercisable within 60 days and 1,000 shares owned by Alan J. Glazer’s wife.
(16)	Includes 102,380 shares issuable upon exercise of stock options that are exercisable within 60 days and 558 shares held in the Isle of Capri Casinos, Inc. Retirement Trust and Savings Plan.
(17)	Includes 237,163 shares issuable upon exercise of stock options that are exercisable within 60 days.
(18)	Includes 82,225 shares issuable upon exercise of stock options that are exercisable within 60 days.
(19)	Includes 37,216 shares issuable upon the exercise of stock options that are exercisable within 60 days.
(20)	Information provided is for the individuals who were our executive officers and directors on August 16, 2005, and includes 1,263,706 shares issuable upon exercise of stock options that are exercisable within 60 days. The amount does not include 1,206,457 shares beneficially owned by Richard A. Goldstein, the beneficial ownership of which is disclaimed by Bernard Goldstein, Robert S. Goldstein and Jeffrey D. Goldstein. If such shares were included in the category “All Executive Officers and Directors as a Group,” the number of shares of our common stock beneficially owned by such group as of August 16, 2005 would have been 17,405,761 and the percentage of outstanding shares of our common stock owned by such group as of August 16, 2005, would have been 55.7%.

COMPENSATION OF DIRECTORS AND NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth information concerning the annual, long-term and other compensation awarded, earned, or paid by the Company during the fiscal years ended April 24, 2005, April 25, 2004 and April 27, 2003 to (a) our Chief Executive Officer and (b) our four most highly compensated executive officers, other than our Chief Executive Officer (the “Named Executive Officers”).

Name and Principal Position	Fiscal Year				Long Term Compensation (1)		All Other Compensation (3)
		Annual Compensation			Awards
		Salary	Bonus	Other Annual Compensation	Restricted Stock Award(s) (2)	Securities Underlying Options (#)
Bernard Goldstein	2005	$550,000	$52,629	$—	$16,434	35,500	15,594
Chairman and Chief	2004	550,000	104,903	—	32,771	35,500	14,086
Executive Officer						16,152
	2003	550,000	102,606	—	32,069	37,500	13,924
						14,830
						39,173
						51,489
						36,656

Timothy M. Hinkley	2005	$463,750	$44,495	$—	$13,910	7,827	8,110
President and Chief						32,000
Operating Officer	2004	380,961	63,825	—	19,933	64,000	16,980
	2003	290,000	47,536	—	14,861	19,000	6,460

Allan B. Solomon	2005	$384,808	$38,025	$—	$11,880	18,000	16,601
Executive Vice						5,608
President,	2004	375,000	54,544	—	17,038	18,000	27,233
General Counsel						15,987
	2003	365,000	59,830	—	18,692	19,000	16,194

Rexford A. Yeisley	2005	$314,712	$31,112	$—	$9,727	6,040	6,371
Senior Vice President						18,000
and Chief Financial	2004	300,000	45,315	—	14,167	18,000	8,548
Officer	2003	290,000	47,536	—	14,861	19,000	3,900

Robert F. Griffin	2005	234,500	70,754	—	22,102	13,000	13,939
Senior Vice President						5,000
of Operations	2004	$210,000	$27,089	$—	$8,472	13,000	13,287
	2003	189,196	75,678	—	23,646	12,000	28,601

(1)	The Company has not granted stock appreciation rights.
(2)	As of the end of last fiscal year, the total number and value of the unvested restricted stock holdings are as follows: Mr. Goldstein has 7,783 shares valued at $192,629; Mr. Hinkley has 3,894 shares valued at $96,377; Mr. Solomon has 4,605 shares valued at $113,974; Mr. Yeisley has 3,535 shares valued at $87,491; and Mr. Griffin has 4,563 shares valued at $112,934. Restricted shares initially awarded in fiscal 1999 under the Company’s Deferred Bonus Program were issued in June 2004 as unrestricted shares to Messrs. Goldstein, Hinkley and Yeisley. They received 14,552, 6,376, and 6,320 shares, respectively.
(3)	During fiscal 2005, amounts include medical insurance that we paid for Messrs. Goldstein, Hinkley, Solomon, Yeisley and Griffin of $4,517, $1,284, $4,359, $5,629 and $10,599, respectively; our matching contribution to our 401(k) deferred compensation plan we paid for Messrs. Goldstein, Hinkley, Solomon, Yeisley, and Griffin of $3,250, $2,296, $3,250, $484 and $3,250, respectively; life insurance that we paid for Messrs. Goldstein, Hinkley, Solomon, Yeisley and Griffin of $1,236, $105, $8,992, $258 and $90, respectively; and other fringe benefits that we paid for Messrs. Goldstein and Hinkley of $6,591 and $4,425, respectively.

Option Grants in Last Fiscal Year

The following table sets forth information concerning options granted during fiscal 2005 to the Named Executive Officers.

	Individual Grants					Potential Realizable Value of Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
	Number of Securities Underlying Options Granted (#)		% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date
						5%	10%
Name						Aggregate Value ($)(4)	Aggregate Value ($)(4)
Bernard Goldstein	35,500	(1)	5.8%	20.27	10/8/2014	445,026	1,134,863
Timothy M. Hinkley	4,157	(1)	0.7%	17.75	9/22/2009	20,386	45,048
	2,133	(2)	0.4%	17.75	9/15/2010	12,876	29,212
	1,537	(3)	0.3%	17.75	9/25/2008	5,879	12,661
	32,000	(4)	5.3%	20.27	10/8/2014	401,150	1,022,975
Allan B. Solomon	18,000	(1)	3.0%	20.27	10/8/2014	225,647	575,424
	5,608	(2)	0.9%	25.74	1/3/2006	8,159	15,423
Rexford A. Yeisley	213	(1)	0.0%	17.35	9/25/2007	635	1,284
	1,572	(2)	0.3%	17.35	9/25/2008	6,287	13,149
	4,255	(3)	0.7%	17.35	9/22/2009	21,558	46,531
	18,000	(5)	3.0%	20.27	10/8/2014	225,647	575,424
Robert F. Griffin	13,000	(1)	2.1%	20.27	10/8/2014	162,967	415,584
	5,000	(2)	0.8%	26.12	2/3/2015	84,170	211,385

Totals	140,975		23.1%

(1)	These awards were made pursuant to the 2000 Plan. Options awarded vest one-fifth on each of the first, second, third, fourth and fifth anniversaries of the grant date. In the case of an option that is deemed an incentive stock option, the option price must be not less than 100% of the fair market value of Company Common Stock on the date the option is granted. The fair market value of a share of Company Common Stock is the mean of the high and low market prices at which a share of Company Common Stock is traded on the date of grant. The grants provide that stock options may not be exercised during the first twelve months after the date of the grant. The plan allows shares of Company Common Stock to be used to satisfy any resulting Federal, State and local tax liabilities, but does not provide for a cash payment by the Company for income taxes payable as a result of the exercise of a stock option award. The 2000 Plan allows options to remain exercisable for up to 10 years from the date of grant. The plan has provisions about the impact of a change in control, death, disability, retirement and termination of employment on the exercisability of options, with a change in control causing an acceleration of vesting. The plan also has a provision for reload options.
(2)	These awards were made pursuant to the reload provision of the plan from which the originally surrendered options were granted.
(3)	The maximum term for options granted under the 2000 Plan is 10 years. The term for options granted under the reload provision is the later to occur of the expiration date of the originally surrendered option or one year from the date of grant of the reload option. The dollar gains under these columns result from calculations assuming 5% and 10% stock price appreciation rates as set by the Securities and Exchange Commission and are not intended to forecast future price appreciation of Company Common Stock. The gains reflect a future value based upon growth at these prescribed rates. The Company did not use an alternative formula for a grant date valuation, an approach which would state gains at present, and therefore lower, value.
(4)	Not discounted to present value.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information concerning the number and value of shares acquired on the exercise of options and exercisable and unexercisable stock options at the end of fiscal 2005 for the Named Executive Officers.

Name	Shares Acquired on Exercise (#)	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End Exercisable (E)/ Unexercisable (U)	Value of Unexercised In-The-Money Options at Fiscal Year End ($) Exercisable (E)/ Unexercisable (U)
Bernard Goldstein	35,000	$354,950	419,248 E	$5,911,998 E
			131,400 U	1,153,050 U
Timothy M. Hinkley	18,647	192,050	66,880 E	743,265 E
			115,100 U	748,869 U
Allan B. Solomon	15,104	244,406	213,663 E	3,526,926 E
			64,300 U	552,925 U
Rexford A. Yeisley	17,285	195,025	58,725 E	646,283 E
			64,300 U	552,925 U
Robert F. Griffin	4,000	53,619	23,616 E	220,323 E
			45,600 U	315,776 U

Compensation of Directors

Directors who are not employed by us receive a $50,000 annual retainer, additional compensation of $2,000 and reimbursement of out-of-pocket expenses for each board meeting attended and for each meeting with management that they may be required to attend, and an annual grant of options to purchase 10,000 shares of the Company’s common stock at market value as of the grant date. The options vest over a five-year period. Directors who are our employees receive no additional compensation for serving as directors. All directors are reimbursed for travel and other expenses incurred in connection with attending board meetings and meetings with management that they may be required to attend. In addition, upon the initial election or appointment of any person to the Board of Directors, he or she will receive options to acquire 22,500 shares of our common stock.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

In January 2002, we entered into an employment agreement with Bernard Goldstein, Chairman and Chief Executive Officer. Pursuant to the employment agreement, Mr. Goldstein received an initial base salary of $500,000, subject to increases as may be determined by the Board of Directors from time to time. In addition, Mr. Goldstein is entitled to participate in our stock option and other benefit plans. The employment agreement is for an initial term of one year and is automatically renewable for successive one-year periods thereafter, unless 90 days’ written notice is given by either party. If Mr. Goldstein dies or becomes disabled, or if we terminate the term of employment without “cause” (as defined in the employment agreement), either during the initial term, or any renewal term, or by written notice of nonrenewal, Mr. Goldstein would be entitled, upon releasing us and our affiliates from any, and all claims, to receive his salary and employment benefits for two years or until new employment begins, whichever occurs first. Further, if Mr. Goldstein dies or becomes disabled, he or his representative will also be entitled to a lump sum payment equal to the average of the last three years’ bonus payments, inclusive of deferred amounts. In addition, in the event of a change of control (as defined in the employment agreement), Mr. Goldstein shall be entitled to the following severance: (1) salary and benefit continuation for 24 months or until new employment begins, whichever occurs first; (2) a lump sum payment equal to the average of the previous three years’ bonus payment, inclusive of deferred amounts; (3) vesting of all stock options; and (4) payment of all deferred bonuses.

In January 2002, we entered into employment agreements with Allan B. Solomon, Executive Vice President and General Counsel, and Rexford A. Yeisley, Senior Vice President and Chief Financial Officer, the terms of which are substantially similar to the employment agreement described above. Pursuant to the employment agreements, Messrs. Solomon and Yeisley received an initial base salary of $355,000 and $270,000, respectively. In addition, pursuant to each of the employment agreements, the maximum period of salary continuation in the event of a termination, death or disability is 12 months and in the event of a change of control is 18 months. The employment agreements of Messrs. Solomon and Yeisley had an initial term of one year, and continue for successive one-year periods until terminated.

In July 2003, we entered into an employment agreement with Timothy M. Hinkley, President and Chief Operating Officer, the terms of which are substantially similar to the employment agreements described above. Pursuant to his employment agreement, Mr. Hinkley will receive an initial base salary of $400,000. In addition, pursuant to his employment agreement, the maximum period of salary continuation in the event of termination, death, disability or a change of control is 24 months. The employment agreement of Mr. Hinkley had an initial term of one year, and continues for successive one-year periods until terminated.

In January 2005, we entered into an employment agreement with Robert F. Griffin, Senior Vice President of Operations, the terms of which are substantially similar to the employment agreements described above. Pursuant to his employment agreement, Mr. Griffin will receive an initial base salary of $260,000. In addition, pursuant to his employment agreement, the maximum period of salary continuation in the event of termination, death, disability or a change of control is 18 months. The employment agreement of Mr. Griffin has an initial term of one year, and continues for successive one-year periods until terminated.

Stock Option and Compensation Committee Report on Executive Compensation

The Stock Option and Compensation Committee advises the Board of Directors concerning executive compensation, including base salaries, bonuses, stock option grants, health and life insurance and other benefits. Stock Option and Compensation Committee recommendations concerning executive compensation are reviewed and approved by the Board. Board members who are also our executive officers do not participate in the deliberations of the Board concerning their respective compensation and benefits and do not vote on such matters.

Our objective concerning executive compensation is to design an executive compensation program that attracts and retains qualified executives and aligns executives’ interests with ours and those of our stockholders in achieving our operating goals and business objectives and increasing stockholder value. The principal components of our executive compensation program are base salary, bonus, and stock options. In light of our objective concerning executive compensation, a substantial portion of the executive compensation above the base salary is generally provided through bonuses tied to certain indicators of our performance and through the grant of stock options.

The Stock Option and Compensation Committee’s determinations of overall executive compensation for the fiscal year 2005, which includes salary, bonus, certain benefits and stock option awards, were based upon consideration of, among other factors, our performance during the fiscal year, the individual executive’s contribution to the achievement of operating goals and business objectives, and levels of compensation in comparable companies at similar stages of development, with particular emphasis on those operating in the gaming industry.

In January 2002, we entered into an employment agreement with Bernard Goldstein, our Chairman and Chief Executive Officer. Mr. Goldstein’s employment agreement provides that his compensation consists of a base salary and a discretionary bonus. For the fiscal year 2005, Mr. Goldstein received a base salary of $550,000 and a bonus of $52,629 (approximately 20% of which bonus was awarded as deferred restricted stock). The amount of Mr. Goldstein’s base salary was determined by the Stock Option and Compensation Committee based on Mr. Goldstein’s individual performance as Chief Executive Officer and the Company’s overall performance, and is consistent with our objective to design an executive compensation program that attracts and retains qualified executives. The determination of the amount of Mr. Goldstein’s bonus for the fiscal year 2005 was determined by the Stock Option and Compensation Committee based upon the financial performance of the Company as measured against certain financial targets approved by this committee, and Mr. Goldstein’s achievement of certain subjective goals and objectives.

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits our deduction for compensation paid to the Named Executive Officers to $1 million unless certain requirements are met. The policy of the Stock Option and Compensation Committee with respect to Section 162(m) is to establish and maintain a compensation program that will optimize the deductibility of compensation. In that regard, no executive officer received compensation in excess of $1 million during fiscal 2005. The Stock Option and Compensation Committee, however, reserves the right to use its judgment, where merited by the Stock Option and Compensation Committee’s need for flexibility to respond to changing business conditions or by an executive’s individual performance, to authorize compensation that may not, in a specific case, be fully deductible.

By The Stock Option and Compensation Committee:

Emanuel Crystal, Stock Option and Compensation Committee Chair

Alan J. Glazer, Stock Option and Compensation Committee Member

W. Randolph Baker, Stock Option and Compensation Committee Member

John G. Brackenbury, Stock Option and Compensation Committee Member

August 3, 2005

Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the Company’s internal control over financial reporting. In fulfilling its oversight responsibilities, the Committee reviewed the audited consolidated financial statements in the current Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

The Committee reviewed with our independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under the standards of the Public Company Accounting Oversight Board (United States). In addition, the Committee has discussed with our independent registered public accounting firm the accounting firm’s independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

The Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control, and the overall quality of the Company’s financial reporting. The Committee held 12 meetings during fiscal year 2005.

In reliance on the reviews and discussions referenced above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended April 24, 2005 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company’s independent registered public accounting firm for fiscal year ending April 30, 2006.

By The Audit Committee:

Alan J. Glazer, Audit Committee Chair

Emanuel Crystal, Audit Committee Member

W. Randolph Baker, Audit Committee Member

August 3, 2005

STOCK PERFORMANCE GRAPH

The following graph sets forth the cumulative total stockholder return (assuming reinvestment of dividends) to Isle of Capri Casinos, Inc.’s stockholders during the five-year period ended April 24, 2005, as well as an overall stock market index (Nasdaq Market Index) and Isle of Capri Casinos, Inc.’s peer group index (Dow Jones Casino Group Index):

	2000	2001	2002	2003	2004	2005
Isle of Capri Casinos, Inc.	100.00	65.88	151.21	93.05	151.35	174.13
Peer Group Index	100.00	130.44	180.21	158.32	290.49	313.09
Nasdaq Market Index	100.00	55.84	44.87	39.10	51.69	51.71

The stock performance graph assumes $100 was invested on April 28, 2000. The stock price performance shown in this graph is neither indicative of nor intended to suggest future stock price performance.

CERTAIN RELATED PARTY TRANSACTIONS

A company indirectly wholly owned by members of the Goldstein family, including a trust of which Bernard Goldstein is a beneficiary, Robert S. Goldstein and Jeffrey D. Goldstein, leases to us for the Isle of Capri Casino & Hotel in Bettendorf, Iowa on a month-to-month basis (1) land for parking at a monthly rent of $20,000 and (2) warehouse space at a monthly rent of $3,360. Bernard Goldstein, Robert S. Goldstein and Jeffrey D. Goldstein are members of our Board of Directors and are nominated for re-election. Bernard Goldstein is Chairman of our Board of Directors and Chief Executive Officer.

We reimburse Alter Trading Corporation, a company indirectly wholly owned by members of the Goldstein family, including a trust of which Bernard Goldstein is a beneficiary, Robert S. Goldstein and Jeffrey D. Goldstein, for annual lease payments of $100,964 with respect to property leased by Alter Trading Corporation. The land was leased at Isle of Capri’s request in order to secure a site for possible casino operations. The Company has entered into an agreement to assume Alter Trading’s obligations under these leases. Bernard Goldstein, Robert S. Goldstein and Jeffrey D. Goldstein are members of our Board of Directors and are nominated for re-election. Bernard Goldstein is Chairman of our Board of Directors and Chief Executive Officer.

On April 26, 2005, one of our wholly owned subsidiaries, Isle of Capri Bettendorf, L.C., entered into a Development Agreement with the City of Bettendorf, Iowa and Green Bridge Company relating to the development of a conference/events center in Bettendorf, Iowa, the expansion of the hotel at the Isle-Bettendorf and related facilities, including a skywalk between the hotel and conference/events center and a parking facility. Green Bridge Company is indirectly wholly owned by members of the Goldstein family, including a trust of which Bernard Goldstein is a beneficiary, Robert S. Goldstein and Jeffrey D. Goldstein. The Development Agreement contemplates that, as part of the transaction, Isle of Capri Bettendorf, L.C. will purchase certain real estate owned by Green Bridge Company at its fair market value, as determined by an appraisal process. It also contemplates that Isle of Capri Bettendorf, L.C. will hold Green Bridge Company harmless from certain future increases in assessments on adjacent property owned by Green Bridge Company, capped at $4.5 million.

We have retained the consulting services of John G. Brackenbury, one of our directors, in connection with our development and licensing efforts in the United Kingdom. Pursuant to an agreement with Mr. Brackenbury dated August 19, 2004 (as clarified October 8, 2004), we have agreed to pay Mr. Brackenbury up to $5,000 per month for his consulting services, subject to an overall cap of $60,000 in fees plus reimbursement of actual expenses related to his consulting services.

PROPOSAL NO. 2

APPROVAL OF THE AMENDMENT TO THE 2000 LONG-TERM STOCK INCENTIVE PLAN

The Isle of Capri Casinos, Inc. 2000 Long-Term Stock Incentive Plan was adopted by the Board and approved by the Company’s stockholders on September 15, 2000. The 2000 Plan was established by us to (1) attract and retain persons eligible to participate in the 2000 Plan; (2) motivate participants, by means of appropriate incentives, to achieve our long-range goals; (3) provide incentive compensation opportunities that are competitive with those of other similar companies; and (4) further identify participants’ interests with those of our other stockholders through compensation that is based on our common stock and thereby promote our long-term financial interest, including the growth in value of our equity and enhancement of long-term stockholder return.

To achieve the foregoing objectives, the 2000 Plan provides for the grant of non-qualified stock options (“NQSOs”) and incentive stock options (“ISOs”), stock appreciation rights (“SARs”), stock units, performance shares, performance units, restricted stock and restricted stock units.

Initially, the number of shares of our common stock reserved for issuance under the 2000 Plan was equal to 1,000,000 shares plus any shares of common stock remaining for issuance under our prior long-term incentive plans. On October 10, 2003, the Company’s stockholders approved an amendment to the 2000 Plan increasing the number of shares available to be issued to 2,500,000 shares. Excluding those shares remaining for issuance under our prior long-term incentive plans, of the 2,500,000 shares of common stock reserved for issuance under the 2000 Plan, as of August 16, 2005, 325,374 shares remained available for grant. The Board of Directors believes that additional shares will be needed under the 2000 Plan. Accordingly, on August 4, 2005, the Board approved an amendment to the 2000 Plan, subject to stockholder approval, to reserve an additional 1,000,000 shares of common stock for the 2000 Plan, thereby increasing the total number of shares currently reserved for issuance thereunder to 3,500,000 shares, excluding those shares remaining for issuance under our prior long-term incentive plans. The additional 1,000,000 shares of common stock proposed to be reserved for issuance under the 2000 Plan represent approximately 3.3% of our total outstanding shares of common stock (excluding treasury shares) as of August 16, 2005.

A complete text of the 2000 Plan, marked to show the proposed amendment, is attached to this proxy statement as Exhibit A.

Administration

The 2000 Plan is administered by our Stock Option and Compensation Committee. Except for reload options, the Stock Option and Compensation Committee selects the employees, officers and directors who will be granted awards under the 2000 Plan and thereby become “participants” in the 2000 Plan. All of our employees, officers and directors, and the directors, officers and employees of our subsidiary corporations are currently eligible to participate in the 2000 Plan. The Stock Option and Compensation Committee also determines the types of awards to be granted and the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards. The Stock Option and Compensation Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by the Stock Option and Compensation Committee, except to the extent prohibited by applicable law or the applicable rules of a stock market.

Shares Reserved

The number of shares of our common stock reserved for issuance under the 2000 Plan is equal to 3,500,000 shares plus any shares of common stock remaining for issuance under our prior long-term incentive plans. Any shares allocated to an award which expires, lapses, is forfeited or terminated for any reason without issuance of shares (whether or not cash or other consideration is paid to a participant in respect of such shares) may again become subject to awards under the 2000 Plan. The common stock with respect to which awards may be made under the 2000 Plan may be shares currently authorized but unissued, or currently held or subsequently acquired by us as treasury shares.

The following additional limits will apply to awards under the 2000 Plan: (1) no more than the maximum number of shares of common stock authorized under the Plan may be issued for ISOs; (2) no more than the maximum number of shares of common stock authorized under the Plan may be issued for stock unit awards, performance share awards, restricted stock performance awards and restricted stock performance unit awards; (3) no more than 200,000 shares of common stock may be issued for options and SARs granted to any one individual in any one fiscal year period; (4) no more than 200,000 shares of common stock may be issued for stock unit awards, performance share awards, restricted stock performance awards and restricted stock performance unit awards that are intended to be “performance-based compensation” (as described below) granted to any one individual during any one fiscal year period; and (5) no more than $500,000 may be subject to performance unit awards granted to any one individual during any one fiscal year period if such awards are intended to be performance-based.

In the event of a corporate transaction involving us (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Stock Option and Compensation Committee may adjust awards to preserve the benefits or potential benefits of the awards. Action by the Stock Option and Compensation Committee may include: (1) adjustment of the number and kind of shares which may be delivered under the 2000 Plan; (2) adjustment of the number and kind of shares subject to outstanding awards; (3) adjustment of the exercise price of outstanding options and SARs; and (4) any other adjustments that the Stock Option and Compensation Committee determines to be equitable.

Options

Under the 2000 Plan, the Stock Option and Compensation Committee may grant options to purchase our common stock, which options may be either ISOs or NQSOs. The purchase price of a share of common stock under each ISO may not be less than the fair market value of a share of common stock on the date the option is granted. The option will be exercisable in accordance with the terms established by the Stock Option and Compensation Committee. Options will be exercisable in minimum increments of 100 shares. In order to exercise an option, a participant must deliver to us written notice of exercise and full payment of the purchase price of each share of common stock purchased upon the exercise of any option. The purchase price may be paid in cash or in shares of our common stock (valued at fair market value as of the day of exercise), or in any combination thereof. The Stock Option and Compensation Committee may permit a participant to pay the purchase price by irrevocably authorizing a third party to sell shares acquired upon exercise of the option and to remit proceeds to pay the purchase price and tax withholding.

Reload Options

Whenever a participant holding any option outstanding under the 2000 Plan exercises the option and makes payment of the exercise price in whole or in part, by tendering shares of our common stock previously held by the participant, the participant will automatically be granted a “reload option” with respect to the number of shares of our common stock that is equal to the number of shares tendered by the participant on payment of the option price of the option being exercised. The option price of the reload option will be equal to the fair market value per share of common stock, determined as of the date of receipt of the participant’s notice to exercise the option. The exercise period of the reload option will expire on the later to occur of (1) the expiration date of the originally surrendered option, or (2) one year from the date of grant of the reload option. Any reload option granted will vest immediately upon grant. All other terms of a reload option granted under the 2000 Plan will be identical to the terms and conditions of the original option to which the reload option relates.

Stock Appreciation Rights

The Stock Option and Compensation Committee may grant a SAR in connection with all or any portion of a previously or contemporaneously granted option, or independent of any option grant. A SAR entitles the participant to receive, upon exercise of the SAR, a payment equal to the difference between the fair market value of the number of shares of common stock with respect to which the SAR is exercised over the exercise price established by the Stock Option and Compensation Committee. A SAR may be settled in common stock, in cash, or in a combination thereof, as determined by the Stock Option and Compensation Committee.

Other Stock Awards

The Stock Option and Compensation Committee may grant stock units (a right to receive common stock in the future), performance shares (a right to receive shares of common stock or stock units contingent on the achievement of performance or other objectives during a specified period), performance units (a right to receive a designated dollar value amount of common stock which is contingent on the achievement of performance or other objectives during a specified period), restricted stock (a grant of shares of common stock which shares are subject to a risk of forfeiture), and restricted stock units (a right to future delivery of such shares of common stock subject to a risk of forfeiture). These types of awards are subject to such conditions as determined by the Stock Option and Compensation Committee.

Performance-Based Compensation

The Stock Option and Compensation Committee may designate whether any award being granted to any participant is intended to be “performance-based compensation” as that term is used in section 162(m) of the Internal Revenue Code. Any such awards (other than options and SARs) designated as intended to be “performance-based compensation” shall be conditioned on the achievement of “performance measures”, as selected by the Stock Option and Compensation Committee, stated in terms of the attainment of specified levels of or percentage changes in any one or more of the following measurements: revenue; increases in stock price; market share; primary or fully-diluted earnings per share; earnings before interest, taxes, depreciation and/or amortization; cash flow from operations; total cash flow; return on equity; return on capital; return on assets; management staffing; or any combination thereof.

Imposition of Additional Restrictions

The Stock Option and Compensation Committee, in its discretion, may impose such conditions, restrictions, and contingencies on common stock acquired pursuant to the 2000 Plan as the Stock Option and Compensation Committee determines to be desirable.

Dividends and Dividend Equivalents

An award under the 2000 Plan may provide the participant with the right to receive dividend payments or dividend equivalent payments with respect to shares of common stock subject to the award (both before and after the common stock subject to the award is earned, vested, or acquired). The dividend or dividend equivalent payments may be either made currently or credited to an account for the participant, and may be settled in cash or shares of common stock, as determined by the Stock Option and Compensation Committee.

Nontransferability

Except as otherwise provided by the Stock Option and Compensation Committee, awards under the 2000 Plan are not transferable except as designated by the participant by will or by laws of descent and distribution.

Change in Control

Generally, upon a change in control (as defined in the 2000 Plan), all outstanding awards will become fully vested and exercisable.

Withholding of Taxes

We may require a participant to pay the amount of any withholding taxes payable upon the settlement of any award under the 2000 Plan or withhold from amounts otherwise payable (including in the form of common stock) to the participant under the 2000 Plan.

Amendment and Termination

The 2000 Plan may be amended or terminated at any time by the Board, provided that no amendment or termination may adversely affect the rights of any participant without the participant’s written consent.

Federal Income Tax Effects

The following is a brief description of the U.S. federal income tax treatment that will generally apply to awards under the 2000 Plan based on current U.S. federal income taxation with respect to us and participants who are subject to U.S. federal income tax. Note that Section 409A of the Internal Revenue Code which generally became effective as of January 1, 2004, may apply to certain types of awards under the 2000 Plan. Definitive guidance on how Section 409A will apply has not yet been issued. Failure of awards under the 2000 Plan to satisfy Section 409A may result in additional taxes on participants.

The grant of an NQSO that is granted with an exercise price at least equal to the fair market value of a share of common stock on the date of grant will not result in taxable income to the participant and we will not be entitled to a deduction at the time of grant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the common stock acquired over the exercise price for those shares, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such common stock equal to the fair market value of the shares at the time of exercise.

The grant of an ISO will not result in taxable income to the participant and we will not be entitled to a deduction at the time of grant. The exercise of an ISO will not result in taxable income to the participant provided that the participant was, without a break in service, our employee or the employee of one of our corporate subsidiaries during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant dies or is disabled as determined under Internal Revenue Code rules). The excess of the fair market value of the common stock at the time of the exercise of an ISO over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the ISO is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the ISO exercise, the participant will have a basis in those shares equal to the fair market value of the common stock at the time of exercise.

If the participant does not sell or otherwise dispose of the stock acquired upon exercise of an ISO within two years from the date of the grant of the ISO or within one year after the transfer of such stock to the participant, then upon disposition of such common stock, any amount realized in excess of the exercise price will be taxed to the participant as capital gain, and we will not be entitled to a corresponding deduction for federal income tax purposes. The participant will recognize capital loss to the extent that the amount realized is less than the exercise price. If these holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (1) the excess of the fair market value of the common stock on the date of exercise over the exercise price, or (2) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

The tax treatment of SARs is not certain due to recent changes in law. Until further guidance is issued however, the grant of a SAR under the 2000 Plan should not result in taxable income to the participant and we will not be entitled to a deduction at the time of grant provided the exercise price of a SAR is at least equal to the fair value of a share of common stock on the date of grant and no additional deferral feature is associated with the SAR. Upon exercise of a SAR, the amount of cash or the fair market value of common stock received will be taxable to the participant as ordinary income, and we will be entitled to a corresponding deduction. Gains and losses realized by the participant upon disposition of any such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Generally, a participant who has been granted a stock unit award, performance stock unit award or restricted stock unit award will not realize taxable income at the time of grant, and we will not be entitled to a deduction at that time. The participant will have taxable income at the time of distribution equal to the amount of cash received and the then fair market value of the distributed shares, and we will be entitled to a corresponding deduction.

A participant who has been granted a performance share award or restricted stock award will not realize taxable income at the time of grant, and we will not be entitled to a corresponding deduction at that time, assuming that the restrictions constitute a “substantial risk of forfeiture” for U.S. federal income tax purposes. Upon the vesting of common stock subject to the award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends, if any, paid to the holder during the restriction period will also be compensation income to the participant and deductible as compensation expense by us. A participant may elect, pursuant to section 83(b) of the Internal Revenue Code, to recognize income at the date of grant of a restricted stock award and to have the applicable capital gain holding period commence as of that date. In the event of this election, we will be entitled to a deduction for compensation expense at the time of grant.

Any acceleration of the vesting or payment of awards under the 2000 Plan in the event of a change in control of us may cause part or all of the amounts paid to be treated as an “excess parachute payment” under the Internal Revenue Code, which may subject the participant to a 20% excise tax and preclude our deduction.

Under section 162(m) of the Internal Revenue Code, we generally will not be able to deduct annual compensation in excess of $1 million paid to our chief executive officer and our four most highly compensated employees. However, amounts that constitute “performance-based compensation” are not counted toward the $1 million limit. Certain awards under the 2000 Plan will automatically qualify as performance-based compensation and the Stock Option and Compensation Committee may designate whether any other award is intended to constitute performance-based compensation.

Benefits under the 2000 Plan.

Because awards under the 2000 Plan are made in the discretion of the Stock Option and Compensation Committee, future awards under the 2000 Plan are not reasonably determinable; however, pursuant to our current director compensation policy, non-employee directors are entitled to receive annual awards under the 2000 Plan.

During fiscal 2005, the number of shares of common stock subject to options granted under the 2000 Plan to our Named Executive Officers are as follows: Messrs. Goldstein, Hinkley, Solomon, Yeisley and Griffin were granted options to purchase 35,000 shares, 39,827 shares, 23,608 shares, 24,041 shares and 18,000 shares, respectively; all current executive officers as a group were granted options to purchase an aggregate of 176,976 shares; all current directors who are not executive officers as a group were granted options to purchase an aggregate of 63,205 shares; and all current employees (not including executive officers) as a group were granted options to purchase an aggregate of 374,222 shares.

On August 16, 2005, the last reported sale price per share of the Isle common stock on The Nasdaq National Market was $23.73.

The following table provides information about securities authorized for issuance under our 1992, 1993 and 2000 employee stock option plans, and our Deferred Bonus Plan, for the fiscal year ended April 24, 2005.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	3,536,299	$13.24	833,448
Equity compensation plans not approved by security holders	—	—	—
Total	3,536,299	$13.24	833,448

The Board of Directors recommends that the stockholders vote FOR the approval of the amendment to Isle of Capri Casinos, Inc. 2000 Long-Term Stock Incentive Plan.

PROPOSAL NO. 3

RATIFICATION OF THE SELECTION OF AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to ratification by the stockholders, the Board of Directors has reappointed Ernst & Young LLP as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the current fiscal year ending April 30, 2006. Ernst & Young LLP acted as the Company’s independent registered public accounting firm for the fiscal year ended April 24, 2005. Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The following table summarizes the fees billed to the Company for professional services by Ernst & Young LLP for the fiscal years 2005 and 2004:

	2005	2004
Audit Fees	$2,023,266	$1,026,747
Audit-Related Fees	—	24,768
Tax Fees	364,372	513,895
All Other Fees	—	—

	$2,387,638	$1,565,410

Audit fees include fees for professional services rendered for the audit of our annual consolidated financial statements and reports on internal control over financial reporting, the review procedures on the consolidated financial statements included in our Forms 10-Q, as well as accounting consultations, statutory audits, consents, and other services related to Securities and Exchange Commission filings. Audit-related fees include fees for accounting consultations primarily related to business acquisitions. Tax fees consist of amounts billed for tax compliance assistance and tax planning and advice. All other fees are for any services not included in the other three categories.

The Audit Committee is responsible for reviewing and pre-approving any non-audit services to be performed by the Company’s outside accounting firm. The Audit Committee may delegate its pre-approval authority to the Chairman of the Audit Committee to act between meetings of the Audit Committee. Any pre-approval given by the Chairman of the Audit Committee pursuant to this delegation is presented to the full Audit Committee at its next regularly scheduled meeting. The Audit Committee or Chairman of the Audit Committee reviews, and if appropriate, approves all non-audit service engagements, taking into account the proposed scope of the non-audit services, the proposed fees for the non-audit services, whether the non-audit services are permissible under applicable law or regulation, and the likely impact of the non-audit services on the principal accountant’s independence.

The Audit Committee pre-approved each engagement of the Company’s independent registered public accounting firm to perform non-audit related services during fiscal year 2005.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence and believes the provision of the services referenced above is compatible.

The Audit Committee and the Board of Directors recommend the stockholders vote “FOR” the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2006.

OTHER MATTERS

The Board of Directors is not aware of any other business that may come before the Annual Meeting. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxyholders.

STOCKHOLDER PROPOSALS

Stockholders who, in accordance with Rule 14a-8 of the Securities and Exchange Commission, wish to present proposals for inclusion in our proxy materials to be distributed in connection with our 2006 Annual Meeting must submit their proposals no later than May 4, 2006, at our principal executive offices, Attention: Bernard Goldstein, Chairman and Chief Executive Officer. As the rules of the Commission make clear, simply submitting a proposal does not guarantee its inclusion.

ADDITIONAL INFORMATION

A copy of our Annual Report to Stockholders for fiscal 2005 is being provided to stockholders with this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS,

Bernard Goldstein

Chairman and Chief Executive Officer

August 22, 2005

Biloxi, Mississippi

Exhibit A

ISLE OF CAPRI CASINOS, INC.

AMENDED AND RESTATED

2000 LONG-TERM STOCK INCENTIVE PLAN

SECTION 1

GENERAL

1.1. Purpose. The Isle of Capri Casinos, Inc. 2000 Long-Term Stock Incentive Plan (the “Plan”) has been established by Isle of Capri Casinos, Inc. (the “Company”) to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants’ interests with those of the Company’s other stockholders through compensation that is based on the Company’s common stock; and thereby promote the long-term financial interest of the Company and any Subsidiary, including the growth in value of the Company’s equity and enhancement of long-term stockholder return.

1.2. Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, those Participants who will be granted one or more Awards under the Plan.

1.3. Operation, Administration, and Definitions. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 4 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 8 of the Plan).

SECTION 2

OPTIONS AND SARS

2.1. Definitions.

(a) The grant of an “Option” entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Any Option granted under this Section 2 may be either an incentive stock option (an “ISO”) or a non-qualified stock option (an “NQSO”), as determined in the discretion of the Committee, provided that only employees of the Company or a Subsidiary may receive ISOs. An “ISO” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in section 422(b) of the Code. An “NQSO” is an Option that is not intended to be an “incentive stock option” as that term is described in section 422(b) of the Code.

(b) A stock appreciation right (a “SAR”) entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 2.5), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) the Exercise Price established by the Committee.

2.2. Exercise Price. The “Exercise Price” of each Option and SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; except that the Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock).

2.3. Exercise. An Option and a SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee as set forth in the award agreement.

2.4. Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

(a) Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

(b) The Exercise Price shall be payable in cash or by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

(c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

2.5. Settlement of Award. Settlement of Options and SARs is subject to subsection 4.7.

SECTION 3

OTHER STOCK AWARDS

3.1. Definitions.

(a) A “Stock Unit” Award is the grant of a right to receive shares of Stock in the future.

(b) A “Performance Share” Award is a grant of a right to receive shares of Stock or Stock Units, which is contingent on the achievement of performance or other objectives during a specified period.

(c) A “Performance Unit” Award is a grant of a right to receive a designated dollar value amount of Stock, which is contingent on the achievement of performance or other objectives during a specified period.

(d) A “Restricted Stock” Award is a grant of shares of Stock, and a “Restricted Stock Unit” Award is the grant of a right to receive shares of Stock in the future, with such shares of Stock or right to future delivery of such shares of Stock subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

3.2. Restrictions on Awards. Each Stock Unit Award, Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award, and Performance Unit Award shall be subject to the following:

(a) Any such Award shall be subject to such conditions, restrictions and contingencies, as the Committee shall determine.

(b) The Committee may designate whether any such Award being granted to any Participant is intended to be “performance-based compensation” as that term is used in section 162(m) of the Code. Any such Awards designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more Performance Measures, to the extent required by Code section 162(m). The Performance Measures that may be used by the Committee for such Awards shall be stated in terms of the attainment of specified levels of or percentage changes in any one or more of the following measurements: revenue; increases in stock price; market share; primary or fully-diluted earnings per share; earnings before interest, taxes, depreciation and/or amortization; cash flow from operations; total cash flow; return on equity; return on capital; return on assets; management staffing; or any combination thereof. For Awards under this Section 3 intended to be “performance-based compensation,” the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Code section 162(m).

SECTION 4

OPERATION AND ADMINISTRATION

4.1. Effective Date. Subject to the approval of the stockholders of the Company at the Company’s 2000 annual meeting of its stockholders, the Plan shall be effective as of September 1, 2000 (the “Effective Date”); provided, however, that to the extent that Awards are granted under the Plan prior to its approval by stockholders, the Awards shall be contingent on approval of the Plan by the stockholders of the Company at such annual meeting. The Plan Shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date (except for Awards granted pursuant to commitments entered into prior to such ten-year anniversary); and further provided, that the term of any Reload Options shall be determined as provided in subsection 4.15 of the Plan.

4.2. Shares Subject to Plan. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

(a) The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

(b) Subject to the following provisions of this subsection 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of: (i) 3,500,000 shares of Stock; and (ii) any shares of Stock available for future awards under any prior long-term incentive plan of the Company, including the Casino America, Inc. 1992 Stock Option Plan and the Casino America, Inc. 1993 Stock Option Plan (the “Prior Plans”) as of the Effective Date; and any shares of Stock that are represented by awards granted under any Prior Plans which are forfeited, expire or are canceled without delivery of shares of Stock or which result in the forfeiture of the shares of Stock back to the Company.

(c) To the extent provided by the Committee, any Award may be settled in cash rather than Stock. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(d) If the exercise price of any stock option granted under the Plan or any Prior Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(e) Subject to paragraph 4.2(f), the following additional maximums are imposed under the Plan:

(i) The maximum number of shares of Stock that may be issued by Options intended to be ISOs shall be the maximum number of shares authorized under paragraph 4.2(b) of the Plan.

(ii) The maximum number of shares that may be covered by Awards granted to any one individual pursuant to Section 2 (relating to Options and SARs) shall be 200,000 shares during any one fiscal year period. If an Option is in tandem with a SAR, such that the exercise of the Option or SAR with respect to a share of Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Stock shall be counted as covering but one share of Stock for purposes of applying the limitations of this paragraph (ii).

(iii) The maximum number of shares of Stock that may be issued in conjunction with Awards granted pursuant to Section 3 (relating to Other Stock Awards) shall be the maximum number of shares authorized under paragraph 4.2(b) of the Plan.

(iv) For Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards that are intended to be “performance-based compensation” (as that term is used for purposes of Code section 162(m)), no more than 200,000 shares of Stock may be subject to such Awards granted to any one individual during any one fiscal year period. If, after shares have been earned, the delivery is deferred, any additional shares attributable to dividends during the deferral period shall be disregarded.

(v) For Performance Unit Awards that are intended to be “performance-based compensation” (as that term is used for purposes of Code section 162(m)), no more than $500,000 may be subject to such Awards granted to any one individual during any one fiscal year period. If, after amounts have been earned with respect to Performance Unit Awards, the delivery of such amounts is deferred, any additional amounts attributable to earnings during the deferral period shall be disregarded.

(f) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable.

4.3. General Restrictions. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a) Notwithstanding any other provision of the Plan, the Company or any Subsidiary shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock market.

4.4. Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock acceptable to the Committee which the Participant already owns, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan.

4.5. Grant and Use of Awards. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

4.6. Dividends and Dividend Equivalents. An Award (including without limitation an Option or SAR Award) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

4.7. Settlement of Awards. The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Satisfaction of any such obligations under an Award, which is sometimes referred to as “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Stock equivalents. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

4.8. Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

4.9. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

4.10. Agreement With Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Participant signature is required.

4.11. Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

4.12. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

4.13. Limitation of Implied Rights.

(a) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

4.14. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

4.15. Reload Options.

(a) Whenever a Participant holding any Option outstanding pursuant to this Plan (including Reload Options previously granted pursuant to this Section 4.15) exercises the Option and makes payment of the Exercise Price pursuant to Section 2.4 hereof, in whole or in part, by tendering Stock previously held by the Participant, then the Company shall grant to the Participant a Reload Option for the number of shares of Common Stock that is equal to the number of shares tendered by the Participant or payment of the Exercise Price of the Option being exercised.

(b) The Reload Option Exercise Price per share shall be equal to the Fair Market Value per share of Stock, determined as of the date of receipt by the Company of the notice by the Participant to exercise the Option.

(c) The exercise period of the Reload Option shall expire, and the Reload Option shall no longer be exercisable, on the later to occur of (i) the expiration date of the originally surrendered Option or (ii) one year from the date of grant of the Reload Option.

(d) Any Reload Option granted pursuant to this subsection 4.15 shall vest immediately upon grant pursuant to subsection (a) above.

(e) All other terms of the Reload Options granted hereunder shall be identical to the terms and conditions of the original Option, the exercise of which gives rise to the grant of the Reload Option.

SECTION 5

CHANGE IN CONTROL

Subject to the provisions of paragraph 4.2(f) (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Award Agreement reflecting the applicable Award, upon the occurrence of a Change in Control:

(a) All outstanding Options (regardless of whether in tandem with SARs) shall become fully exercisable.

(b) All outstanding SARs (regardless of whether in tandem with Options) shall become fully exercisable.

(c) All Stock Units, Restricted Stock, Restricted Stock Units, and Performance Shares shall become fully vested.

SECTION 6

COMMITTEE

6.1. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Stock Option and Compensation Committee of the Board (the “Committee”) in accordance with this Section 6.

6.2. Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:

(a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Participants those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 7) to cancel or suspend Awards.

(b) To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(c) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the certificate of incorporation and by-laws of the Company, and applicable state corporate law.

6.3. Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock market, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

6.4. Information to be Furnished to Committee. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

SECTION 7

AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; and further provided that adjustments pursuant to paragraph 4.2(f) shall not be subject to the foregoing limitations of this Section 7.

SECTION 8

DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

(a) Award. The term “Award” shall mean any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Unit Awards, and Performance Share Awards.

(b) Board. The term “Board” shall mean the Board of Directors of the Company.

(c) Change in Control. The term “Change in Control” shall mean the acquisition of any person or group (as that term is defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated pursuant to the Exchange Act) in a single transaction or a series of transactions of 35% or more in voting power of the outstanding stock of the Company and a change in the composition of the Board so that, within two years after the acquisition took place, a majority of the members of the Board, or of any corporation with which the Company may be consolidated or merged, are persons who were not directors or officers of the Company or one of its subsidiaries immediately prior to the acquisition, or the first of a series of transactions which resulted in the acquisition of 35% or more in voting power of the outstanding stock of the Company.

(d) Code. The term “Code” shall mean the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(e) Fair Market Value. The term “Fair Market Value” shall mean: (i) if the Stock is traded in a market in which actual transactions are reported, the mean of the high and low prices at which the Stock is reported to have traded on the relevant date in all markets on which trading in the Stock is reported or, if there is no reported sale of the Stock on the relevant date, the mean of the highest reported bid price and lowest reported asked price for the Stock on the relevant date; (ii) if the Stock is publicly traded but only in markets in which there is no reporting of actual transactions, the mean of the highest reported bid price and the lowest reported asked price for the Stock on the relevant date; or (iii) if the Stock is not publicly traded, the value of a share of Stock as determined by the most recent valuation prepared by an independent expert at the request of the Committee.

(f) Participant. The term “Participant” shall mean any person employed within the meaning of Section 3401(c) of the Code and the regulations promulgated thereunder by the Company or a Subsidiary; and any officer or director of the Company or a Subsidiary even if he or she is not an employee within the meaning of the first clause of this subsection.

(g) Reload Option. The term “Reload Option” shall mean an Option granted to a Participant equal to the number of shares of already owned Stock delivered by the Participant to pay for the exercise of the Option, as more fully described by subsection 4.15.

(h) Stock. The term “Stock” shall mean common stock, par value $.01 per share, of the Company.

(i) Subsidiary. The term “Subsidiary” shall mean any company during any period in which it is a “subsidiary corporation” (as that term is defined in Code section 424(f)) with respect to the Company.

Please date, sign and mail

your proxy card back as

soon as possible.

ANNUAL MEETING OF STOCKHOLDERS OF

ISLE OF CAPRI CASINOS, INC.

October 7, 2005

ê        Please detach and mail in the envelope provided.        ê

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Proposal 1: Election of Directors				Proposal 2. Approve Amendment to 2000 Long-Term Stock Incentive Plan.	FOR	AGAINST	ABSTAIN
					☐	☐	☐
				Proposal 3. Ratify selection of Ernst & Young LLP as the Independent Registered Public Accounting Firm.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	☐ Bernard Goldstein ☐ Robert S. Goldstein ☐ Emanuel Crystal		Please sign exactly as your name appears on this Proxy. If shares are registered in more than one name, the signatures of all such holders are required. A corporation should sign in its full corporate name by a duly authorized officer, stating such officer’s title and official capacity. A partnership should sign in the partnership name by an authorized person, stating such person’s title and relationship to the partnership.
☐	WITHHOLD AUTHORITY to vote for all nominees listed at right	☐ Alan J. Glazer ☐ W. Randolph Baker ☐ Jeffrey D. Goldstein ☐ John G. Brackenbury
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder		Date:

Note: Please complete, date, sign and return this proxy promptly using the enclosed envelope.			(If held Jointly)

PROXY	PROXY

ISLE OF CAPRI CASINOS, INC.

Solicited by the Board of Directors for the Annual Meeting

to be held October 7, 2005

The undersigned hereby appoints Bernard Goldstein and Allan B. Solomon, and each of them, the proxy or proxies of the undersigned with full power of substitution to vote all shares of the common stock of Isle of Capri Casinos, Inc., a Delaware corporation (the “Company”), that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on October 7, 2005, or adjournments or postponements thereof, with all powers the undersigned would possess if personally present, on the following as specified and, in their discretion, on such other matters as may properly come before the meeting. Receipt of the Notice of the Annual Meeting of Stockholders is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed by you. If you do not give any direction, this proxy will be voted “FOR” Proposals 1, 2 and 3 and will be voted in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting.

Continued and to be signed on the reverse side